FOR IMMEDIATE RELEASE

Contact:	Stephen Larkin, Douglas Elliman Inc. 917-902-2503
Emily Claffey/Benjamin Spicehandler/Columbia Clancy
Sard Verbinnen & Co
212-687-8080
Abi Genis
Sard Verbinnen & Co - Europe
+44 (0)20 3178 8914
J. Bryant Kirkland III, Douglas Elliman Inc.
305-579-8000
DOUGLAS ELLIMAN INC. REPORTS FIRST QUARTER 2022 FINANCIAL RESULTS
Luxury Markets Fuel 13.2% Revenue Growth to $308.9 million from $272.8 million

First Quarter 2022 Highlights:
•Consolidated revenues of $308.9 million, an increase of 13.2% or $36.1 million compared to the prior year period
◦For the first quarter of 2022, Douglas Elliman’s real estate brokerage segment achieved gross transaction value of approximately $11.7 billion, compared to approximately $10.1 billion for the first quarter of 2021.
◦For the last twelve months ended March 31, 2022 and the year ended December 31, 2021, Douglas Elliman’s real estate brokerage segment achieved gross transaction value of approximately $52.8 billion and $51.2 billion, respectively.
◦For the last twelve months ended March 31, 2022, Douglas Elliman’s real estate brokerage segment reported an average price per transaction of $1.62 million.
•Consolidated operating income of $7.9 million and real estate brokerage segment operating income of $14.5 million compared to $14.2 million and $14.2 million, respectively, in the prior year period
•Net income attributed to Douglas Elliman of $6.5 million, or $0.08 per diluted common share, compared to net income of $14.0 million, or $0.18 per diluted common share, in the prior year period.
•Adjusted EBITDA attributed to Douglas Elliman of $12.7 million compared to $16.4 million in the prior year period, reflecting stand-alone public company expenses
•Adjusted EBITDA attributed to Douglas Elliman’s real estate brokerage segment of $17.7 million, up 8.0% or $1.3 million compared to $16.4 million in the prior year period

MIAMI, FL, May 10, 2022 - Douglas Elliman Inc. (NYSE:DOUG) today announced financial results for the three months ended March 31, 2022.
“Douglas Elliman’s strong momentum continued in the first quarter of 2022,” said Howard M. Lorber, Chairman and Chief Executive Officer of Douglas Elliman. “We are extremely proud of the success we are achieving and we believe we are well-positioned to capitalize on opportunities in the U.S. residential real estate market to continue driving value for all stakeholders.”
GAAP Financial Results
First Quarter 2022 revenues were $308.9 million, compared to revenues of $272.8 million for the first quarter of 2021. The Company recorded operating income of $7.9 million for the first quarter of 2022, compared to an operating income of $14.2 million for the first quarter of 2021, reflecting the inclusion of stand-alone public company expenses in the 2022 period. Net income attributed to Douglas Elliman for the first quarter of 2022 was $6.5 million, or $0.08 per diluted common share, compared to net income of $14.0 million, or $0.18 per diluted common share, for the first quarter of 2021.
Non-GAAP Financial Measures
Non-GAAP financial measures include an adjustment for change in fair value of contingent liability (for purposes of Adjusted EBITDA and Adjusted Net Income). For purposes of Adjusted EBITDA only, adjustments also include stock-based compensation, equity in earnings (losses) from equity method investments and other, net. Reconciliations of non-GAAP financial measures to the comparable GAAP financial results for the three months ended March 31, 2022 and 2021 and the last twelve months ended March 31, 2022 are included in Tables 2, 3 and 4.
Three months ended March 31, 2022 compared to the three months ended March 31, 2021
Adjusted EBITDA attributed to Douglas Elliman (as described in Table 2 attached hereto) were $12.6 million for the first quarter of 2022, compared to $16.4 million for the first quarter of 2021.
Adjusted EBITDA attributed to Douglas Elliman’s real estate brokerage segment (as described in Table 2 attached hereto) were $17.7 million for the first quarter of 2022, compared to $16.4 million for the first quarter of 2021.
Adjusted Net Income (as described in Table 3 attached hereto) was $6.5 million, or $0.08 per diluted share, for the first quarter of 2022, and $13.9 million, or $0.18 per diluted share, for the first quarter of 2021.
Gross Transaction Value
For the first quarter of 2022, Douglas Elliman’s brokerage segment achieved gross transaction value of approximately $11.7 billion, compared to approximately $10.1 billion for the first quarter of 2021. For the last twelve months ended March 31, 2022 and the year ended December 31, 2021, Douglas Elliman’s brokerage segment achieved gross transaction value of approximately $52.8 billion and $51.2 billion, respectively. For the last twelve months ended March 31, 2022, Douglas Elliman’s brokerage segment reported an average price per transaction of $1.62 million.
Consolidated Balance Sheet
Douglas Elliman maintained a strong balance sheet with cash and cash equivalents of $203.7 million at March 31, 2022. This significant liquidity places the Company in a position of strength in the market.
Conference Call to Discuss First Quarter 2022 Results
As previously announced, the Company will host a conference call and webcast on Tuesday, May 10, 2022 at 4:30 PM (ET) to discuss its First Quarter 2022 results. Investors can access the call by dialing 888-330-2506 and entering 46689 as the conference ID number. The call will also be available via live webcast at https://events.q4inc.com/attendee/620066759. Webcast participants should allot extra time to register before the webcast begins.
A replay of the call will be available shortly after the call ends on May 10, 2022 through May 24, 2022. To access the replay, dial 800-770-2030 and enter 46689 as the conference ID number. The archived webcast will also be available at https://events.q4inc.com/attendee/620066759.
Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted Net Income are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). The Company believes that the Non-GAAP Financial Measures are important measures that supplement discussions and analysis of its results of operations and enhances an understanding of its operating performance.

The Company believes the Non-GAAP Financial Measures provide investors and analysts with a useful measure of operating results unaffected by differences in capital structures and ages of related assets among otherwise comparable companies.
Management uses the Non-GAAP Financial Measures as measures to review and assess operating performance of the Company’s business, and management and investors should review both the overall performance (GAAP net income) and the operating performance (the Non-GAAP Financial Measures) of the Company’s business. While management considers the Non-GAAP Financial Measures to be important, they should be considered in addition to, but not as substitutes for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income, net income and cash flows from operations. In addition, the Non-GAAP Financial Measures are susceptible to varying calculations and the Company’s measurement of the Non-GAAP Financial Measures may not be comparable to those of other companies. Attached hereto as Tables 2, 3 and 4 is information relating to the Company’s Non-GAAP Financial Measures for the three months ended March 31, 2022 and 2021 and the last twelve months ended March 31, 2022.
About Douglas Elliman Inc.
Douglas Elliman Inc. (NYSE: DOUG, “Douglas Elliman” or the “Company”) owns Douglas Elliman Realty, LLC, which is one of the largest residential brokerage companies in the New York metropolitan area, which includes New York City, Long Island, Westchester, Connecticut, New Jersey and the Hamptons, and the sixth largest in the U.S., with operations in California, Colorado, Texas, Florida and Massachusetts, and provides other real estate services, including development marketing, property management and settlement and escrow services in select markets. In addition, Douglas Elliman sources, uses and invests in early-stage, disruptive property technology (“PropTech”) solutions and companies. Additional information concerning Douglas Elliman is available on its website, www.elliman.com.
Investors and others should note that we may post information about Douglas Elliman on our website at www.elliman.com or, if applicable, on our accounts on Facebook, Instagram, LinkedIn, TikTok, Twitter, YouTube or other social media platforms. It is possible that the postings or releases could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in Douglas Elliman to review the information we post on our website at www.elliman.com and on our social media accounts.
Forward-Looking and Cautionary Statements
This press release includes forward-looking statements within the meaning of the federal securities law. All statements other than statements of historical or current facts made in this document are forward-looking. We identify forward-looking statements in this document by using words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may be,” “continue” “could,” “potential,” “objective,” “plan,” “seek,” “predict,” “project” and “will be” and similar words or phrases or their negatives. Forward-looking statements reflect our current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons.
Risks and uncertainties that could cause our actual results to differ significantly from our current expectations are described in our 2021 Annual Report on Form 10-K and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022. We undertake no responsibility to publicly update or revise any forward-looking statement except as required by applicable law.

[Financial Tables Follow]

TABLE 1
DOUGLAS ELLIMAN INC. AND SUBSIDIARIES
CONDENSED COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Per Share Amounts)

For comparability purposes, Douglas Elliman Inc. (NYSE: DOUG) began operating as a standalone public company on December 30, 2021 and did not incur any material public company expenses until the first quarter of 2022.

	Three Months Ended
	March 31,
	2022	2021
	(Unaudited)
Revenues:
Commissions and other brokerage income	$295,109	$259,100
Property management	9,199	9,268
Other ancillary services	4,592	4,408
Total revenues	308,900	272,776

Expenses:
Real estate agent commissions	223,422	197,017
Sales and marketing	19,306	19,354
Operations and support	18,091	17,250
General and administrative	32,830	19,307
Technology	5,293	3,497
Depreciation and amortization	2,079	2,123
Operating income	7,879	14,228

Other income (expenses):
Interest income	39	47
Equity in earnings from equity-method investments	532	—
Change in fair value of contingent liability	—	73
Investment income (loss)	752	(102)
Income before provision for income taxes	9,202	14,246
Income tax expense	2,917	281

Net income	6,285	13,965

Net loss attributed to non-controlling interest	225	—

Net income attributed to Douglas Elliman Inc.	$6,510	$13,965

Per basic common share:

Net income applicable to common shares attributed to Douglas Elliman Inc.	$0.08	$0.18

Per diluted common share:

Net income applicable to common shares attributed to Douglas Elliman Inc.	$0.08	$0.18

TABLE 2
DOUGLAS ELLIMAN INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

Table 2 provides reflects a reconciliation of GAAP to Non-GAAP financial information. For comparability purposes, Douglas Elliman Inc. (NYSE: DOUG) began operating as a standalone public company on December 30, 2021 and did not incur any material public company expenses until the first quarter of 2022. Its expenses incurred in its public company operations are reported in the Corporate and Other Segment and the operations of its brokerage businesses are reported in the Real Estate Brokerage Segment.

	LTM	Year Ended	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2022	2021

Net income attributed to Douglas Elliman Inc.	$91,383	$98,838	$6,510	$13,965
Interest income	(75)	(83)	(39)	(47)
Income tax expense	4,769	2,133	2,917	281
Net loss attributed to non-controlling interest	(411)	(186)	(225)	—
Depreciation and amortization	8,517	8,561	2,079	2,123
EBITDA	$104,183	$109,263	$11,242	$16,322

Equity in (earnings) losses from equity-method investments (a)	(254)	278	(532)	—
Change in fair value of contingent liability	1,720	1,647	—	(73)
Stock-based compensation expense (b)	2,652	—	2,652	—
Other, net	(1,383)	(529)	(752)	102
Adjusted EBITDA	106,918	110,659	12,610	16,351
Adjusted EBITDA attributed to non-controlling interest	157	40	117	—
Adjusted EBITDA attributed to Douglas Elliman	$107,075	$110,699	$12,727	$16,351

Operating income by Segment:
Real estate brokerage	$102,411	$102,098	$14,541	$14,228
Corporate and other	(6,662)	—	(6,662)	—
Total	$95,749	$102,098	$7,879	$14,228

Adjusted EBITDA Attributed to Douglas Elliman by Segment
Real estate brokerage	$112,010	$110,699	$17,662	$16,351
Corporate and other	(4,935)	—	(4,935)	—
Total	$107,075	$110,699	$12,727	$16,351

a.Represents equity in earnings recognized from the Company’s investment in certain real estate businesses that are accounted for under the equity method and are not consolidated in the Company’s financial results.
b.Represents amortization of stock-based compensation. $925 is attributable to the Real estate brokerage segment and $1,727 is attributable to the Corporate and other segment.

TABLE 3
DOUGLAS ELLIMAN INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED NET INCOME
(Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

Table 3 provides reflects a reconciliation of GAAP to Non-GAAP financial information. For comparability purposes, Douglas Elliman Inc. (NYSE: DOUG) began operating as a standalone public company on December 30, 2021 and did not incur any material public company expenses until the first quarter of 2022.

	Three Months Ended
	March 31,
	2022	2021

Net income attributed to Douglas Elliman Inc.	$6,510	$13,965

Change in fair value of contingent liability	—	(73)
Total adjustments	—	(73)

Adjusted Net Income attributed to Douglas Elliman Inc.	$6,510	$13,892

Per diluted common share:

Adjusted Net Income applicable to common shares attributed to Douglas Elliman Inc.	$0.08	$0.18

TABLE 4
DOUGLAS ELLIMAN INC. AND SUBSIDIARIES
RECONCILIATION OF REVENUES
(Unaudited)
(Dollars in Thousands)

	LTM	Year Ended	Three Months Ended
	March 31,	December 31,	March 31,
	2022	2021	2022	2021
Revenues:
Commissions and other brokerage income	$1,328,425	$1,292,416	$295,109	$259,100
Property management	37,276	37,345	9,199	9,268
Other ancillary services	23,561	23,377	4,592	4,408
Total revenues	$1,389,262	$1,353,138	$308,900	$272,776